SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2008, Thornburg Mortgage, Inc. (the “Company”) entered into an override agreement with five of its remaining counterparties and their affiliates, including Greenwich Capital Markets, Inc., Royal Bank of Scotland PLC, Greenwich Capital Derivatives Inc., Bear Stearns Investment Products Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Credit Suisse International, to its reverse repurchase, securities lending and auction swap agreements (the “Counterparties”) pursuant to which they agreed to suspend for one year their rights to invoke margin calls and related rights under the Company’s reverse repurchase, securities lending and auction rate swap agreements with them subject to the Company’s compliance with certain conditions (the “Override Agreement”).

The conditions to the Override Agreement include (i) the Company obtaining a commitment to raise at least $1 billion of new capital within three business days of the execution of the Override Agreement and receiving net proceeds of this commitment of at least $948 million within seven business days of the execution of the Override Agreement, (ii) the Company’s payment of all unmet margin calls by the Counterparties that were outstanding as of March 5, 2008 plus the amount equal to $470 million less the amount of all unmet margin calls described in clause (ii), (iii) the Company establishing a liquidity reserve fund in the initial amount of $350 million and maintaining this liquidity reserve fund in the amount of at least 5% of the principal balance of its obligations under the related reverse repurchase agreements, (iv) the Company’s granting of a security interest to the Counterparties in the liquidity reserve fund, the Company’s mortgage servicing rights and collateral securing the related reverse repurchase, securities lending and auction rate swap agreements, (v) the Company issuing to the Counterparties warrants to purchase approximately 47 million shares of its common stock, par value $0.01 (the “Common Stock”) exercisable for a period of five years at an exercise price of $0.01 per share, (vi) the Company not entering into any new reverse repurchase agreements, secured lending agreements or auction rate swap transactions, (vii) the Company suspending its common dividend during the term of the Override Agreement, except that the Company may declare in December 2008, for payment in January 2009, a dividend of up to 87% of its taxable income for the calendar year 2008, and the Company suspending its preferred dividend if the amount in the liquidity reserve fund falls below the amount described in clause (iii) above, (viii) the Company’s payment of approximately $60 million to three of the Counterparties in partial satisfaction of its obligation to these Counterparties pursuant to the auction rate swap agreements, and (ix) the Company reducing its obligations to another of the Counterparties by at least $500 million.

The Counterparties may terminate the Override Agreement if the Company does not pay to the Counterparties all of the principal and 20% (30% in certain circumstances) of the interest payments received with respect to the collateral securing the reverse repurchase, securities lending and auction rate swap agreements, if the Company fails to comply with certain of its obligations under the Override Agreement or if it voluntarily or involuntarily becomes a debtor in a bankruptcy proceeding. The Override Agreement will terminate one year after the date of its execution. If after that time the Company does not fully comply with the provisions of the reverse repurchase, securities lending and auction rate swap agreements, the Counterparties will again have the right to invoke margin calls and exercise all of their other rights under the reverse repurchase, securities lending and auction rate swap agreements.

The description of the terms and conditions of the Override Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Override Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Company has conducted sales of mortgage-backed securities primarily rated AAA from its portfolio. At March 13, 2008, it had completed sales of more than 150 mortgage-backed securities for which it received aggregate proceeds of approximately $3.0 billion. Each of these transactions was individually insignificant, but, in the aggregate, constituted a significant amount of assets. The Company is unable to identify the purchasers of the securities since the securities were sold through securities dealers.

Item 3.03	Material Modification

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Certain conditions imposed by the Override Agreement on the Company may materially limit the ability of the Company to issue dividends to holders of the Company’s Common Stock, 8% Series C Cumulative Redeemable Preferred Stock, Series D Adjusting Rate Cumulative Redeemable Preferred Stock, 7.50% Series E Cumulative Convertible Redeemable Preferred Stock and 10% Series F Cumulative Convertible Redeemable Preferred Stock.

Item 8.01	Other Events.

On March 19, 2008, the Company filed with the Securities and Exchange Commission under Rule 424(b)(5) of the Securities Act of 1933, as amended, a prospectus supplement (the “Prospectus Supplement”) to the prospectus contained in its registration statement on Form S-3 (SEC No. 333-149769) containing information regarding recent developments in the mortgage market and their effect on the Company. In connection with the filing of the Prospectus Supplement, the Company disclosed the following information. Unless otherwise indicated or the context otherwise requires, all references below to “we,” “us,” or the “Company” refer to Thornburg Mortgage, Inc. and its subsidiaries.

Recent Developments

Balance Sheet Changes Since December 31, 2007

Beginning on February 14, 2008, there was once again a sudden decline in mortgage securities prices in general but precipitated more specifically by the sudden decline in valuations of AAA-rated mortgage securities backed by Alt-A mortgage loan collateral. As of February 15, 2008, our purchased ARM assets included approximately $2.9 billion of super senior, credit-enhanced mortgage securities, all of which were AAA-rated and backed by Alt-A mortgage collateral. We have not realized any credit losses on these mortgage securities to date. Yet through the current date, we have observed continued deterioration in the liquidity and market prices for these securities as well as other high quality mortgage securities in our portfolio, and we have found it increasingly difficult to obtain consistent market prices and financing for our assets in general. As a result, we have been subject to margin calls owing to price deterioration as well as haircut increases on these financings. Since December 31, 2007 and through March 6, 2008, we have received $1.8 billion in margin calls and we have met margin calls of $1.2 billion. However, approximately $907 million of these margin calls have occurred since February 14, 2008. This sudden decline in the valuation of our securities portfolio has left us in a position where we are unable to meet $610 million of margin calls as of March 6, 2008.

The market environment described above caused management to execute transactions resulting in a significant reduction in both securitized assets and funding with recourse borrowings: Purchased ARM Assets, Purchased Securitized Loans and Securitized ARM Loans and recourse borrowings, including: Reverse Repurchase Agreements and Commercial Paper. As of December 31, 2007, we had ARM assets with a carrying value of $12.9 billion and principal balance outstanding (par value) of $13.5 billion. Of the par value of $13.5 billion, $2.6 billion were FNMA or FHLMC guaranteed mortgage securities, $9.7 billion were AA and AAA private-label mortgage backed securities and the remaining $1.2 billion were private-label mortgage-backed securities rated A and below. Of the $13.5 billion par value as of December 31, 2007, $10.3 billion were ARM securities, $721 million were Purchased Securitized Loans and $2.5 billion were Securitized ARM Loans. At December 31, 2007, $11.5 billion of repurchase agreement and $400 million of commercial paper borrowings were collateralized by these ARM assets and cash collateral. Using the assets and the par values that were in the financial statements as of December 31, 2007 one can follow the changes in each category of asset and liability for events that have recently occurred in the first quarter and bring clarity to the changes in the Balance Sheet since December 31, 2007.

        On December 31, 2007, Purchased ARM Securities totaled $10.3 billion of par value. Since then, par value of $2.1 billion were sold by us and par value of $1.5 billion were sold by counterparties; leaving Purchased ARM Securities, as of March 17, 2008, that had a par value at December 31, 2007 of $6.7 billion. Purchased Securitized Loans changed little, as some were sold by us that had a December 31, 2007 par value of $21 million, and some were sold by counterparties that had a December 31, 2007 par value of $3 million, out of a December 31, 2007 par value of $721 million, leaving Purchased Securitized Loans as of March 17, 2008 that had a par value at December 31, 2007 of $697 million. Securitized ARM Loans started the year at a par value of $2.4 billion. Subsequent to December 31, 2007, $1 billion has been permanently financed and moved to ARM Loans Collateralizing Debt. Another $71 million was sold by counterparties leaving a Securitized ARM Loan balance that had a par value at December 31, 2007 of $1.3 billion.

In sum, over the period from December 31, 2007 to March 18, 2008, Purchased ARM Assets and Securitized ARM Loans financed in large part with recourse borrowings which had a par value of $13.5 billion as of December 31, 2007 were reduced by $2.1 billion of sales by us, $1.6 billion of liquidations and $1 billion of assets permanently financed, measured in terms of December 31, 2007 par value. The total reduction in ARM Assets financed with recourse borrowings has been $4.7 billion leaving a balance that had a par value at December 31, 2007 of $8.8 billion.

Since December 31, 2007 we have purchased $805 million par balance of new ARM securities net of purchases that did not settle or were subsequently sold by counterparties. If purchases since December 31, 2007 were considered, the remaining par balance of ARM assets financed with recourse borrowings would approximate $9.7 billion, of which approximately $8.4 billion are AA or AAA rated or agency ARM assets.

The transactions set forth above further exclude anticipated reductions of assets as of March 17, 2008 financed by $300 million of commercial paper, $500 million of reverse repurchase agreements with a signor of the override agreement substantially all of which has already been completed, and $620 million of reverse repurchase agreements with a counterparty outside of the override agreement. To achieve these additional reductions in our recourse borrowings, most of which are required in our override agreement with counterparties (described below), we estimate that we will need to either sell or transfer another $1.8 billion of mortgage assets. In total the executed and prescribed reductions of securitized assets funded with recourse borrowings will be $7.9 billion.

The amounts used above for our ARM assets represent the par value as of December 31, 2007 and do not represent the carrying value of such assets as of the date hereof. We estimate that as of March 5, 2008, the weighted average market value of our mortgage assets has declined by an estimated 8% to 10% since December 31, 2007.

Recourse borrowings primarily in the form of reverse repurchase agreement borrowings were similarly reduced since December 31, 2007 as commercial paper decreased by $100 million and reverse repurchase financing declined by approximately $4.3 billion measured in terms of par value as of December 31, 2007 using transactions that existed on December 31, 2007. The components of the reverse repurchase agreement financings were reduced by the following transactions since December 31, 2007. Approximately $875 million was attributable to the permanent financing of $984 million of par value of Securitized ARM Loans, $1.4 billion was the result of counterparty sales and $2.0 billion was paid off through securities sales measured in terms of par values as of December 31, 2007.

The aggregate reverse repurchase financing reduction of $4.3 billion described above excludes mandatory reverse repurchase financing retirements of $500 million with a signor of the override agreement, substantially all of which has already been completed, and $620 million with a counterparty outside of the override agreement. In total the executed and prescribed Reverse Repurchase financing retirements will be $5.4 billion after completion of the anticipated sale or transfer of the $1.8 billion of mortgage assets referenced above.

Additionally, at December 31, 2007, we had ARM loans held for securitization with a carrying value of $549.4 million that were financed with $453.5 million of warehouse financing that were permanently financed on March 3, 2008 with collateralized mortgage debt transaction collateralized by $992 million of our prime hybrid adjustable-rate mortgage loans in the publicly registered Thornburg Mortgage Securities Trust 2008-1. This transaction was accounted for as a financing and not as a sale and the proceeds were used to reduce our borrowings under our ARM loan warehouse financing lines by approximately $920 million which included the $453 million of loan financing outstanding at December 31, 2007. As a result of this transaction, we increased our collateralized mortgage debt financing by $864 million and increased our repurchase agreement financing by $98 million. In addition we estimate that miscellaneous intra quarter transactions will reduce our reverse repurchase agreement balances by approximately $300 million.

As of March 17, 2008, we had received notices of events of default from five different reverse repurchase agreement counterparties. The aggregate amount of the reverse repurchase financings outstanding with these counterparties was $1.8 billion as of the dates the notices were received. In the event that the pledged collateral is not sufficient to settle the respective reverse repurchase agreement financing, counterparties may seek reimbursement from us for any deficiency. Conversely, we are entitled to the return of excess proceeds from the assets sold over the repurchase agreement financing payable. As of March 13, 2008, ARM assets with a December 31, 2007 par value of $1.6 billion have been claimed and/or sold by these counterparties. To date, we have received net deficiency claims totaling approximately $29 million and have estimated that we may receive an additional $21 million in deficiency claims on losses on collateral currently held and unsold by one remaining repurchase agreement counterparty. It is our intention to satisfy these outstanding amounts due with a portion of the proceeds from this offering.

        The above claims are based on deficiency claims that we have received. There may be further revisions between now and the end of the quarter as additional and final information is received related to subsequent asset sales undertaken by our sole remaining reverse repurchase agreement counterparty that has neither sent us a notice of an event of default nor executed the override agreement described below.

On March 3, 2008, we extended the secured liquidity notes (“SLNs”) issued by our subsidiary, Thornburg Mortgage Capital Resources LLC. SLNs are a form of extendible asset-backed commercial paper that become extended notes after extension. Prior to the extension, Thornburg Mortgage Capital Resources LLC had $300 million of SLNs outstanding with an expected maturity of March 3, 2008, down from a total of $8.4 billion as of July 31, 2007. The remaining $300 million of notes have been extended to a legal final maturity of April 21, 2008.

This Current Report includes forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations, estimates and projections, and are not guarantees of future performance, events or results. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “have confidence” and similar words identify forward-looking statements. Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors, including changes in general economic conditions, changes in market prices for mortgage securities, changes in interest rates, changes in the availability of adjustable rate mortgage securities and loans for acquisition, our ability to raise additional capital, our ability to obtain financing and the terms of any financing we do obtain, our ability to retain or sell additional assets, the impact of additional margin calls, our ability to continue as a going concern, and other risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K/A. The Company does not undertake to update, revise or correct any of the forward-looking information.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Name of Exhibit
10.1	Override Agreement dated as of March 17, 2008 by and among Thornburg Mortgage, Inc., Thornburg Mortgage Hedging Strategies, Inc. and Greenwich Capital Markets, Inc., Royal Bank of Scotland PLC, Greenwich Capital Derivatives Inc., Bear Stearns Investment Products Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Credit Suisse International

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 19, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
10.1	Override Agreement dated as of March 17, 2008 by and among Thornburg Mortgage, Inc., Thornburg Mortgage Hedging Strategies, Inc. and Greenwich Capital Markets, Inc., Royal Bank of Scotland PLC, Greenwich Capital Derivatives Inc., Bear Stearns Investment Products Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Credit Suisse International